                          SCHEDULE 14A (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                                Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|  Preliminary proxy statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14- a6(e)(2))

|X|  Definitive proxy statement

|_|  Definitive additional materials

|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                IDT Corporation
                                ---------------
             (Exact Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

|X| No fee required. |_| Fee computed on table below per Exchange Act Rule
    14a-6(i)(1), and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                                IDT CORPORATION
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               December 14, 2000

TO THE STOCKHOLDERS OF IDT CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of IDT CORPORATION, a Delaware corporation (the
"Company"), will be held on Thursday, December 14, 2000 at 11:00 a.m. The Annual Meeting will be held at the Company's headquarters located at 520 Broad Street, Newark, New Jersey, to consider and vote upon the following matters:

   1. ELECTION OF DIRECTORS. The election of four Class II directors for a term of three years, which shall expire at the Company's annual meeting of stockholders in 2003 or until such time as their respective successors are duly elected and qualified or until the director's earlier resignation or removal. The Board of Directors (the "Board") intends at this time to present the following nominees:

   Hal Brecher
   Moshe Kaganoff
   Meyer A. Berman
   Admiral William A. Owens

   2. APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED. The Company's stockholders are being asked to approve amendments to the Company's 1996 Stock Option and Incentive Plan, as amended and restated (the "Plan"), which will effect the following changes:
(i) permit the grant of awards of (or with respect to ) shares of the Company's Class B Common Stock, par value $.01 per share, under the Plan, (ii) reserve 3,300,000 shares of Class B Common Stock for the grant of awards under the Plan and (iii) certain technical amendments to the Plan.

   3. APPROVAL OF THE GRANT OF OPTIONS TO PURCHASE SHARES OF THE COMPANY'S CLASS B COMMON STOCK TO CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY. The approval of the grant of options to purchase up to an aggregate of 820,000 shares of the Company's Class B Common Stock granted outside of the Company's 1996 Stock Option and Incentive Plan, as amended and restated, to certain officers and directors of the Company.

   4. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending July 31, 2001.

   5. OTHER BUSINESS. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   These matters are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on November 1, 2000, are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are invited to attend the Annual Meeting in person. However, if you do not expect to be present at the Annual Meeting and wish your shares to be voted, you should complete, sign and date the attached form of proxy and return it by mail in the enclosed envelope as promptly as possible. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy or already otherwise voted.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Howard S. Jonas,
                                        Howard S. Jonas,
                                        Chairman and Chief Executive Officer

Newark, New Jersey
November 14, 2000

                                IDT CORPORATION
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000

                                PROXY STATEMENT

General Information

   This Proxy Statement is furnished to the stockholders of IDT Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies in the form enclosed herewith for use in voting at the Company's Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, December 14, 2000 at 11:00 a.m., local time at 520 Broad Street, Newark, New Jersey 07102. The shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and Class A common stock, represented by the proxies received, properly marked, dated, executed, and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company's stockholders on or about November 14, 2000.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, General Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company's Common Stock and the holders of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

   The close of business on Wednesday, November 1, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 36,078,455 shares outstanding and entitled to vote at the Annual Meeting, consisting of 26,108,222 shares of Common Stock and 9,970,233 shares of Class A Common Stock. As of the close of business on the Record Date, there were no shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), outstanding. Each holder of Class A Common Stock is entitled to three votes per share, each holder of Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to one-tenth of a vote per share. Both holders of Class A Common Stock and Common Stock will vote as a single body on all matters presented to the stockholders. The presence at the Annual Meeting of a majority of the shares of Common Stock and Class A Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

   A majority of the votes cast at the Annual Meeting will be required for the election of each candidate to the Board of Directors and for the approval of all other matters submitted to the vote of the Company's stockholders.

   Abstentions and broker non-votes will be included in the determination of the number of shares present at the Annual Meeting, but will not be counted for or against any of the proposals to be voted upon.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock as of November 1, 2000 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (and Class A Common

Stock, on an as-converted basis), (ii) each of the Company's directors and the Named Executive Officers (as defined below), and (iii) all directors and officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock (or Class A Common Stock) indicated as being beneficially owned by them. Each holder of Class A Common Stock is entitled to three votes per share, each holder of Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to one-tenth of a vote per share.


                                                   Number of          Number of         Percentage of
5% Stockholder and Named Executive Officers        Shares of      Shares of Class B    Ownership (%) of
and Directors                                     Common Stock    Common Stock(16)       Common Stock
--------------------------------------------      ------------    -----------------    ----------------
Liberty Media Group(1) .......................      3,728,949              ---              10.34%
 9197 South Peoria Street
 Englewood, Colorado 80112
Howard S. Jonas(2) ...........................      9,970,233              ---              27.63
 520 Broad Street
 Newark, New Jersey 07102
James A. Courter(3) ..........................        617,500            8,500               1.69
Hal Brecher(4) ...............................        265,000            8,500                  *
Stephen R. Brown(5) ..........................         62,000           20,000                  *
Moshe Kaganoff(6) ............................          8,000           15,000                  *
Joyce J. Mason(7) ............................        105,440            8,500                  *
Marc E. Knoller(8) ...........................        110,000            8,500                  *
Geoffrey Rochwarger(9) .......................         79,000           20,000                  *
Meyer A. Berman(10) ..........................         18,800              ---                  *
J. Warren Blaker(11) .........................         40,500              ---                  *
Denis A. Bovin(12) ...........................        140,500              ---                  *
Saul K. Fenster(13) ..........................         10,500              ---                  *
William A. Owens(14) .........................         10,000              ---                  *
William F. Weld(15) ..........................         10,000              ---                  *
All directors and officers as a group (16
persons)..... ................................     11,476,473          139,000              30.71

---------------
 *  Less than 1%.
(1) Under certain circumstances, each of the shares of Common Stock held by Liberty Media Group is exchangeable, at the option of the Company, into one share of Class B Common Stock.
(2) Includes 9,970,233 shares of Class A Common Stock, consisting of (a) 3,155,900 shares of Class A Common Stock held by Mr. Jonas directly, (b) 19,570 shares beneficially owned by The Jonas Family Limited Partnership,
    (c) 2,957,544 shares beneficially owned by the Howard S. Jonas 1996 Annuity Trust, (d) 1,276,607 shares beneficially owned by the Howard S. Jonas 1998 Annuity Trust, and (e) 2,560,612 shares beneficially owned by The Jonas Foundation. Mr. Jonas is the General Partner of The Jonas Family Limited Partnership and the Trustee of each of the Howard S. Jonas 1996 Annuity Trust, the Howard S. Jonas 1998 Annuity Trust and together with Deborah Jonas, is a Trustee of The Jonas Foundation. By virtue of ownership of Class A Common Stock, Mr. Jonas controls approximately 53.31% of the combined voting power of all outstanding shares of capital stock of the Company.
(3) Includes 142,500 shares of Common Stock held by Mr. Courter directly and 15,000 shares of Common Stock owned by Mr. Courter's wife as well as 460,000 shares of Common Stock and 8,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(4) Includes 20,000 shares of Common Stock held by Mr. Brecher directly as well as 245,000 shares of Common Stock and 8,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.


                                             (footnotes continued on next page)

(footnotes continued from previous page)

(5) Includes 10,000 shares of Common Stock held by Mr. Brown directly as well as 52,000 shares of Common Stock and 20,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(6) Includes 8,000 shares of Common Stock and 15,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7) Includes 9,935 shares of Common Stock held by Ms. Mason directly and an aggregate of 5,305 shares of Common Stock owned by Ms. Mason's husband, son and daughter as well as 90,200 shares of Common Stock and 8,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(8) Includes 110,000 shares of Common Stock and 8,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(9) Includes 79,000 shares of Common Stock and 20,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(10)Includes 8,800 shares of Common Stock held by Mr. Berman directly as well as 10,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(11)Includes 40,500 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(12)Includes 500 shares of Common Stock held by Mr. Bovin directly as well as 140,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(13)Includes 500 shares of Common Stock owned by Mr. Fenster's wife and 10,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(14)Includes 10,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(15)Includes 10,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(16)As of October 27, 2000, there were no shares of Class B Common Stock outstanding. All of the shares reflected in the column entitled Class B Common Stock in the table above represent shares underlying options that are currently exercisable or that become exercisable within sixty days. As of October 27, 2000, there were outstanding options to purchase an aggregate of 2,020,250 shares of Class B Common Stock, 293,325 of which are currently exercisable or become exercisable within sixty days.

PROPOSAL NO. 1


                             ELECTION OF DIRECTORS

   Pursuant to the Company's Restated Certificate of Incorporation, the authorized number of directors was set at twelve. In December 1999, the Board approved an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of directors to fifteen. In April 2000, the Board approved an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of directors to seventeen. There are fourteen directors presently on the Board. In January 2000, a vacancy was created on the Board by the death of Admiral Elmo Zumwalt, Jr. In February 2000, the Board of Directors elected Saul K. Fenster, William F. Weld and Stephen R. Brown as directors. William Weld filled the vacancy created by Admiral Zumwalt. Each of Messrs. Fenster, Weld and Brown assumed office at the time of his election. In March 2000, the Board of Directors elected Admiral William A. Owens to serve as a director. Admiral Owens assumed office at the time of his election. In May of 2000, another vacancy was created on the Board by the death of Irving Goldstein. The Company has not yet filled this vacancy.

   Each director holds office until such director's successor has been duly elected and qualified. The Company's Board is divided into three classes, with Messrs. Blaker, Courter, Knoller, Brown and Weld constituting Class I, Messrs. Berman, Brecher, Kaganoff and Admiral Owens constituting Class II and Ms. Mason and Messrs. Jonas, Rochwarger, Bovin and Fenster constituting Class III. Upon the expiration of the term of each class, directors comprising such class of directors will be elected for a three-year term at the next succeeding annual meeting of stockholders.

   A total of four Class II directors will be elected at the Annual Meeting to serve for a term of three (3) years until the 2003 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until the director's earlier resignation or removal. As provided by the By-Laws of the Company, a plurality of the votes cast at the Annual Meeting shall elect each director.

   Upon the election of four Class II directors at the Annual Meeting, there will be three vacancies on the Company's Board. The enclosed proxy may not be voted for a greater number of persons than four, which is the number of nominees identified herein.

   The nominees are Hal Brecher, Moshe Kaganoff, Meyer A. Berman and Admiral William A. Owens. Messrs. Brecher, Kaganoff, Berman and Owens are all incumbent directors and have consented to be named in this proxy statement and to serve if elected. Certain information about the nominees for Class II directors is furnished below:

   Hal Brecher joined the Company as Executive Vice President of Operations in November 1996, became a director of the Company in April 1997 and Chief Operating Officer in March 1999. Prior to joining the Company, Mr. Brecher was the Executive Vice President of DME Marketing, a private direct marketing firm. He holds a B.S. degree in Computer Science from Brooklyn College, and an M.B.A. degree from the Wharton School of the University of Pennsylvania.

   Moshe Kaganoff has served as the Company's Executive Vice President of Strategic Planning since January 2000 and has been a director of the Company since March 1999. From April 1994 through July 1998, Mr. Kaganoff served as our Manager of Operations. Mr. Kaganoff holds a B.A. in Economics from Yeshiva University.

   Meyer A. Berman has been a director of the Company since March 1996. Mr. Berman founded M.A. Berman Co. in 1981, a broker-dealer that services high net worth individuals and institutions, and has served as its President from its inception. Prior to such time Mr. Berman held various positions in the stock brokerage business. Mr. Berman has a B.A. degree from the University of Connecticut.

   Admiral William A. Owens has served as a director of the Company since March 2000. Admiral Owens has served as Vice Chairman of the Board and Co-Chief Executive Officer of Teledesic LLC since August 1998. Prior to his current position, Admiral Owens was the President, Chief Operating Officer and Vice Chairman of the Board of Directors of Science Applications International Corporation from June 1996 to August 1998. In addition, Admiral Owens served as the Vice Chairman of the Joint Chiefs of Staff from 1994 to 1996. Admiral Owens also serves as a director on the boards of Symantec Corp., Polycom, Inc., Microvision, Inc., Viastat Inc., and Biolase Technology, Inc. Admiral Owens received his B.S. from the United States Naval Academy, a B.A. and M.A. from Oxford University and an M.B.A. from George Washington University.

   The Board has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.


                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

   The current directors and executive officers of the Company are as follows:

Name                                                  Age                     Position

Howard S. Jonas(1) ............................        44    Chief Executive Officer, Chairman of the
                                                             Board and Treasurer
James A. Courter(1)(2) ........................        59    President and Vice Chairman of the Board
Hal Brecher(1) ................................        42    Chief Operating Officer and Director
Stephen R. Brown ..............................        44    Chief Financial Officer and Director
Joyce J. Mason ................................        41    Senior Vice President, General Counsel,
                                                             Secretary and Director
Marc E. Knoller ...............................        39    Senior Vice President and Director
Moshe Kaganoff ................................        29    Executive Vice President of Strategic
                                                             Planning and Director
Geoffrey Rochwarger ...........................        30    Executive Vice President of
                                                             Telecommunications and Director
Michael Fischberger ...........................        31    Executive Vice President of Operations
Morris Lichtenstein ...........................        37    Executive Vice President of Business
                                                             Development
Meyer A. Berman(2)(3)(4) ......................        66    Director
J. Warren Blaker(2)(3)(4) .....................        66    Director
Denis A. Bovin ................................        53    Director
Saul K. Fenster(3) ............................        67    Director
Admiral William A. Owens ......................        60    Director
William F. Weld ...............................        55    Director

---------------
(1) Member of Executive Committee of the Board of Directors.
(2) Member of the Treasury Committee of the Board of Directors.
(3) Member of the Audit Committee of the Board of Directors.
(4) Member of the Compensation Committee of the Board of Directors.

   Set forth below is biographical information with respect to the Company's directors and executive officers, other than the Company's Class II directors:

   Howard S. Jonas founded IDT in August 1990 and has served as Chairman of the Board and Treasurer since its inception and as Chief Executive Officer since December 1991. He served as President of the Company from December 1991 through September 1996. Mr. Jonas is also the founder and has been President of Jonas Publishing Corp. ("Jonas Publishing"), a publisher of trade directories, since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

   James A. Courter joined the Company as President in October 1996, has been a director of the Company since March 1996 and has been Vice Chairman of the Board of Company since March 1999. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert, Laufer & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President's Defense Base Closure and Realignment Commission. Mr. Courter also serves on the Board of Directors of The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

   Stephen R. Brown joined the Company as its Chief Financial Officer in May 1995 and has been a director of the Company since February 2000. From 1985 to May 1995, Mr. Brown operated his own public accounting practice servicing medium-sized corporations as well as high net worth individuals. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

   Joyce J. Mason has served as our Senior Vice President since December 1998 and as General Counsel, Secretary and a director of the Company since its inception and as a director of the Company's predecessor since its inception to March 1996. Prior to joining the Company, Ms. Mason had been in private legal practice since August 1990. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

   Marc E. Knoller has been a director of the Company since March 1996 and Senior Vice President since December 1998. Mr. Knoller joined the Company as a Vice President in March 1991 and also served as a director of its predecessor since such time. From 1988 until March 1991, Mr. Knoller was director of national sales for Jonas Publishing. Mr. Knoller has served as Vice President of Jonas Publishing from 1991 until present. Mr. Knoller received a B.B.A. from Baruch College.

   Geoffrey Rochwarger has served as our Executive Vice President of Telecommunications since 1996 and has been a director of the Company since July 1999. Prior to his current position, he served IDT as the President of Genie, an online service company and a subsidiary of IDT, from 1995 until 1996. Prior to joining IDT, Mr. Rochwarger was the Operations Manager at Galaxy Freight Service LTD. Mr. Rochwarger holds a B.A. Degree in Economics from Yeshiva University.

   Michael Fischberger has served as the Executive Vice President of Operations for the Company since January 2000. Prior to his current position, Mr. Fischberger served as the Senior Vice President of Domestic Telecommunications and Internet services since 1993. Mr. Fischberger currently serves as a director on the board of directors of Net2Phone, Inc.

   Morris Lichtenstein has served as the Executive Vice President of Business Development of the Company since January 2000. From January 1999 to December 1999, Mr. Lichtenstein served as Controller for the Company. During the period from 1988 to 1998, Mr. Lichtenstein served as the Controller of Mademoiselle Knitwear, Inc. Mr. Lichtenstein received his B.A. from Touro College.

   J. Warren Blaker has been a director of the Company since March 1996. Dr. Blaker has been Professor of Physics and Director of the Center for Lightwave Science and Technology at Fairleigh Dickinson University since 1987. Prior to such time he worked in various capacities in the optics industry, including serving as Chief Executive Officer of University Optical Products, Inc., a wholly-owned subsidiary of University Patents, Inc., from 1982 to 1985. Dr. Blaker received a B.S. from Wilkes University and a Ph.D. from the Massachusetts Institute of Technology.

   Denis A. Bovin joined the Company as a Director in February 1998. Mr. Bovin also currently serves as Vice Chairman of Investment Banking and Senior Managing Director of Bear Stearns & Co. Prior to joining Bear Stearns, Mr. Bovin spent more than two decades in the Investment Banking Corporate Coverage and Capital Markets divisions as well as the Communications and Technology Group of Salomon Brothers, Inc. Mr. Bovin has more than 25 years of experience in strategic and financial concerns of domestic and foreign companies, and played significant roles in the growth of several international telecommunications companies. Mr. Bovin received a B.S. degree from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard University.

   Saul K. Fenster has served as a director of the Company since February 2000. Dr. Fenster has been the President of the New Jersey Institute of Technology since September 1978. Dr. Fenster has served as a Director for each of the following Prudential Insurance Company funds: Prudential VCA-11 Fund, Inc. since 1996; Prudential Gibraltar Fund, Inc., VCA-2 Fund, Inc. and VCA-10 Fund, Inc. since 1985; and Prudential Series Fund, Inc. since 1982. Dr. Fenster received a B.M.E. from the City College of New York, an M.S. from Columbia University and a Ph.D. from the University of Michigan.

   William F. Weld has served as a director of the Company since February 2000. William F. Weld has been a partner in the law firm of McDermott, Will & Emery since 1997. From 1991 to 1997, Mr. Weld served as Governor of Massachusetts. Prior to becoming Governor, Mr. Weld served as Assistant U.S. Attorney General in charge of the Criminal Division of the United States Department of Justice in Washington, D.C. from 1986 to 1988. Mr. Weld also served as the United States Attorney for Massachusetts from 1981 to 1986. Mr. Weld also serves as a director on the boards of Affiliated Managers Group, Inc, and the Edison Schools, Inc. Mr. Weld received his B.A. from Harvard University, a diploma in international economics from Oxford University and his J.D. from Harvard Law School.

Relationships among Directors or Executive Officers

   Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. There are no other family relationships among any of the directors or executive officers of the Company.

Certain Relationships and Related Transactions

   The Company currently leases one of its two headquarters facilities in Hackensack, New Jersey from a corporation which is wholly-owned by Howard S. Jonas. Aggregate lease payments under such lease were $24,000 for Fiscal 2000, $26,000 for Fiscal 1999 and $24,000 for each of Fiscal 1998, 1997, 1996 and
1995. In addition, the Company leased an office building which is owned by an entity controlled by Mr. Jonas; the aggregate lease payments for Fiscal 2000 under such lease amounted to $34,573 and for Fiscal 1999 amounted to $158,048.

   In July 2000, the Company extended a loan bearing interest at a rate of 6% per annum to Morris Lichtenstein, the Company's Executive Vice President of Business Development, in the principal amount of $300,000. The entire amount is still outstanding.

   In July 1999, the Company extended to several employees loans bearing interest at a rate of 6% per annum: to Hal Brecher, the Company's Chief Operating Officer, in the principal amount of $300,000 and to Geoffrey Rochwarger, the Company's Senior Vice President of Telecommunications, in the principal amount of $100,000, in connection with each respective officer's relocation to a new home. The entire amounts are still outstanding.

   In connection with the Initial Public Offering of Net2Phone, Inc., the Company's former subsidiary, in July 1999, each of Stephen Brown, Moshe Kaganoff, Geoffrey Rochwarger, Michael Fischberger and David Barth, borrowed $117,600 from the Company. The loans bear interest at the rate of 7% per annum and will mature in May 2001. All of the proceeds of these loans were used to purchase shares of Net2Phone common stock upon the exercise of stock options. As a condition to receiving these loans, these officers agreed to surrender 240 immediately exercisable Net2Phone options. The entire amounts of the loans are still outstanding.

   James Courter, the President and a director of the Company, is a partner of the law firm Courter, Kobert, Laufer & Cohen, P.C., which has served as counsel to the Company since July 1996. Fees paid to the firm by the Company were less than 5% of the firm's gross revenues for each fiscal year in which the firm represented the Company.

   William F. Weld, a director of the Company, is a partner of the law firm of McDermott, Will & Emery, which has served as counsel to the Company since November 1999. Fees paid to the firm by the Company were less than 5% of the firm's gross revenues for the fiscal year in which the firm represented the Company.

Committees of the Board of Directors

   The Board of Directors has established a Compensation Committee, which currently consists of Messrs. Berman and Blaker, and an Audit Committee consisting of Messrs. Berman and Blaker. In October 2000, the Board of Directors appointed Saul K. Fenster to serve on the Audit Committee. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and is responsible for administration of the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated. The Audit Committee is responsible for recommending the independent auditors of the Company and reviewing with the independent auditors (i) the scope and results of the audits and the internal accounting controls of the Company, (ii) the audit practices and professional services furnished by the independent auditors and (iii) reporting to the Board with respect to any and all of the above. In June 2000, the Audit Committee adopted a charter, a copy of which is attached hereto as Exhibit B.

   In September, 2000, the Board of Directors established a Treasury Committee composed of Messrs. Berman, Blaker and Courter. The Treasury Committee is responsible for reviewing the Company's investment policies and corporate compliance.

   During the year ended July 31, 2000, there were sixteen meetings of the Board of Directors. All directors attended at least 75% of all Board meetings. The Compensation Committee met three times and the Audit Committee met one time during the same period. Both members of the Audit Committee and the Compensation Committee attended all of the meetings for their respective committees.

Compensation of Directors and Executive Officers

   Compensation of Directors

   Each non-employee director received as of March 15, 1996 (the date of the Company's initial public offering) options to purchase 10,000 shares of Common Stock, and each director appointed to the Board after such date received options to purchase 10,000 shares of the Company's Common Stock upon his or her appointment. Mr. Bovin received options to purchase 70,000 shares of the Company's Common Stock upon his appointment to the Company's Board of Directors in Fiscal 1998 and subsequently received options to purchase 50,000 shares of the Company's Common Stock. In addition, each continuing non-employee director of the Company will annually receive grants of options to purchase 10,000 shares of Common Stock.

   Executive Compensation

   The following table sets forth certain information for the Company's last three completed fiscal years concerning the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of July 31, 2000 (collectively, the "Named Executive Officers"). Except as described below, the Company does not have any executive long-term compensation or incentive plans.

Summary Compensation Table


                                                                     Annual
                                                                  Compensation                        Securities
                                                              --------------------    Other Annual    Underlying       All Other
Name and Principal Position                          Year    Salary($)    Bonus($)    Compensation    Options(#)    Compensation($)
Howard S. Jonas .................................    2000     201,868         ---          ---              ---           ---
 Chairman of the Board, Chief                        1999     200,818         ---          ---              ---           ---
 Executive Officer, and Treasurer                    1998     146,909         ---          ---              ---           ---

James A. Courter ................................    2000     200,000         ---          ---           50,000(1)        ---
 Vice Chairman of the                                1999     200,000         ---          ---          300,000           ---
 Board and President                                 1998     200,000         ---          ---           75,000           ---

Hal Brecher .....................................    2000     205,353         ---          ---           50,000(1)        ---
 Chief Operating Officer                             1999     186,400         ---          ---          475,000           ---
                                                     1998     167,938         ---          ---           30,000           ---

Stephen R. Brown ................................    2000     202,353      50,000          ---          120,000(1)        ---
 Chief Financial Officer                             1999     160,907         ---          ---           25,000           ---
                                                     1998     135,784         ---          ---           27,500           ---

Geoffrey Rochwarger .............................    2000     202,370         ---          ---          120,000(1)        ---
 Senior Vice President                               1999     149,704      50,000          ---           50,000           ---
 Telecommunications                                  1998     110,452         ---          ---           27,500           ---

---------------
(1) All shares underlying these options are Class B Common Stock.

Stock Options Granted in Last Fiscal Year


                                                                Percent of                                        Rates of Stock
                                             Number of         Total Options                                    Price Appreciation
                                               Shares           Granted to                                      For Option Term(2)
                                             Underlying        Employees in        Exercise      Date of      ---------------------
Name                                         Options(#)    Fiscal Year(%)(1)(7)    Price($)    Expiration      5%($)        10%($)
Howard S. Jonas .........................           ---             ---               ---          ---          ---          ---
James A. Courter(3) .....................      50,000               1.5             20.875      01/31/10       656,250    1,633,250
Hal Brecher(4) ..........................      50,000               1.5             20.875      01/31/10       656,250    1,633,250
Stephen R. Brown(5) .....................     120,000               3.6             20.875      01/31/10     1,575,000    3,991,800
Geoffrey Rochwarger(6) ..................     120,000               3.6             20.875      01/31/10     1,575,000    3,991,800

---------------
(1) Options to purchase 1,413,200 shares of Common Stock and 1,920,250 shares of Class B Common Stock were granted to employees in Fiscal 2000.
(2) There is currently no market for the Class B Common Stock. The Company expects that a market will be created for shares of Class B Common Stock during Fiscal 2001. For purposes of the foregoing table, we have assumed that the fair market value of a share of Class B Common Stock is equal to the fair market value of a share of Common Stock.
(3) Of Mr. Courter's options, 8,500 options became exercisable on August 1, 2000 and of the remaining 41,500 options, 8,300 options will become exercisable semiannually commencing February 1, 2001 with the last 8,300 options becoming exercisable on February 1, 2003.
(4) Of Mr. Brecher's options, 8,500 options became exercisable on August 1, 2000 and of the remaining 41,500 options, 8,300 options will become exercisable semiannually commencing February 1, 2001 with the last 8,300 options becoming exercisable on February 1, 2003.
(5) Of Mr. Brown's options, 20,000 options became exercisable on August 1, 2000 and of the remaining 100,000 options, 20,000 options will become exercisable semiannually commencing February 1, 2001 with the last 20,000 options becoming exercisable on February 1, 2003.
(6) Of Mr. Rochwarger's options, 20,000 options became exercisable on August 1, 2000 and of the remaining 100,000 options, 20,000 options will become exercisable semiannually commencing February 1, 2001 with the last 20,000 options becoming exercisable on February 1, 2003.
(7) All shares underlying these options are Class B Common Stock.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

   The following table provides certain information concerning the number of shares of Common Stock underlying unexercised stock options held by each of the Named Executive Officers, and the value of such stock options at July 31, 2000. 120,000 stock options were exercised by the Named Executive Officers during Fiscal 2000.


                                                                           Number of Securities
                                                                          Underlying Unexercised           Value of Unexercised
                                           Shares                               Options at                In-the-Money Options at
                                          Acquired                          Fiscal Year-End(#)           Fiscal Year-End($)(1)(2)
                                             on            Value        ---------------------------     ---------------------------
Name                                     Exercise(#)    Realized($)    Exercisable    Unexercisable    Exercisable    Unexercisable
Howard S. Jonas .....................            0               0             0               0                 0              0
James A. Courter ....................            0               0       410,000         275,000        11,669,580      6,276,700
Hal Brecher .........................      115,000       2,851,374       155,000         315,000         3,597,890      6,944,220
Stephen R. Brown ....................            0               0        30,250         149,750         4,234,702      2,539,278
Geoffrey Rochwarger .................        5,000         173,125        71,000         156,500         1,970,348      2,610,047

---------------
(1) The closing price of the Common Stock on July 31, 2000, as reported by the Nasdaq National Market, was $35.938 per share.
(2) There is currently no market for the Class B Common Stock. The Company expects that a market will be created for shares of Class B Common Stock during Fiscal 2001. For purposes of the foregoing table, we have assumed that the fair market value of a share of Class B Common Stock is equal to a share of Common Stock.

Employment Agreements

   The Company has entered into employment agreements with Messrs. Jonas, Courter and Brecher. Mr. Jonas's employment agreement, dated as of April 1, 1999, provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Jonas's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Jonas an amount equal to twice his base salary as then in effect. The agreement has a three year term, but is automatically extendable for additional one year periods unless the Board or Mr. Jonas notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of the agreement.

   Mr. Courter is employed as the Company's President pursuant to an employment agreement, dated as of April 1, 1999, which provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Courter's employment only for cause (as defined in the agreement). In the event of termination without cause or in the event Mr. Courter terminates his employment for "good reason" as defined in the employment agreement, any and all unvested options shall automatically vest and Mr. Courter shall be permitted to exercise any and all options which are outstanding as of the date of his termination within two (2) years from such date. If the agreement is terminated without cause, the Company is obligated to pay to Mr. Courter all due and unpaid amounts to which Mr.
Courter was then entitled and Mr. Courter's minimum base salary for the remainder of the employment term but in no event less than twelve months. The agreement has a three year term but is automatically extendable for additional one year periods unless the Board or Mr. Courter notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement. In addition, Mr. Courter was granted options to purchase 300,000 shares of the Company's Common Stock which will vest over a three year period.

   Mr. Hal Brecher is employed as the Company's Chief Operating Officer pursuant to an employment agreement dated as of April 1, 1999. Mr. Brecher's agreement provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. In the event of termination without cause or in the event Mr. Brecher terminates his employment for "good reason" as defined in the employment agreement, any and all unvested options shall automatically vest and Mr. Brecher shall be permitted to exercise any and all options which are outstanding as of the date of his termination within two (2) years from such date.

Pursuant to the agreement, Mr. Brecher has agreed not to compete with the Company for a period of one year following the termination of the agreement. In addition, Mr. Brecher was granted options to purchase 300,000 shares of the Company's Common Stock which shall vest over a three year period.

Employee Stock Option Program

   The Company previously maintained an informal stock option program whereby selected key employees were granted options to purchase shares of Common Stock. The primary purpose of this program was to provide long-term incentives to the Company's key employees and to further align their interests with those of the Company. Options granted under such program have a term of ten years and are subject to all other reasonable terms and conditions as the Company deems necessary and appropriate. The selection of the participants and the determination of the number of options to be granted to each participant were made by the Executive Committee of the Company's Board of Directors and approved by the Compensation Committee of the Company's Board of Directors. Under such program, options to purchase an aggregate of 2,158,770 shares of Common Stock have been granted, of which 334,566 were outstanding as of October 27, 2000. The Company does not anticipate that any additional options will be granted under this program. In addition to this program, the Company also has adopted the 1996 Stock Option and Incentive Plan as Amended and Restated which is described further in Proposal No. 2 below.

Compensation Committee Interlocks and Insider Participation

   During Fiscal 2000, the Compensation Committee was comprised of Messrs. Berman and Blaker, and the Audit Committee was comprised of Messrs. Berman and Blaker. In January 2000, a vacancy was created on the Compensation Committee and the Audit Committee by the death of Admiral Zumwalt. In October 2000, the Board of Directors appointed Saul K. Fenster to serve on the Audit Committee. None of the members of the Compensation Committee and the Audit Committee were employees of the Company during such period.

Report of the Compensation Committee of the Board of Directors

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph set forth below shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Act or under the Exchange Act.

   The Compensation Committee determines the compensation levels of the various officers of the Company with a view to attract, retain, motivate and reward key employees who possess exceptional leadership and management skills through a competitive base salary, bonus payments (when appropriate), long-term incentives such as awards of stock options, and various other benefits.

   The policies of the Compensation Committee are intended to combine competitive levels of compensation with rewards for commendable performance, and to align each officer's relative compensation with the Company's achievement of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning the interests of the Company's management with the interests of the Company's stockholders.

   Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of each executive officer's responsibility, the general salary practices of companies with which the Company competes and each officer's individual qualifications and experience. The base salaries are reviewed by the Compensation Committee in accordance with a variety of criteria, including individual performance, the functions charged to each officer, the scope of the officer's duties, trends in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given such factors by the Compensation Committee may vary with respect to each of the Company's officers, and from year to year, as the Compensation Committee may deem necessary.

   Stock Option Grants. Stock options are currently granted to executive officers and other employees under the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated. In the past, stock options were granted under the Company's employee stock option program. The Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company's stockholders. Stock option grants and awards are given in order to focus the grantee's attention on the long-term performance of the Company, as well as to provide an incentive for the grantee to maintain a long-term relationship with the Company. The number of options or awards granted and other options terms, such as vesting, are first determined by the Executive Committee and thereafter approved by the Compensation Committee, based on recommendations of management in light of the grantee's level of responsibility, prior performance, and other compensation. However, stock option grants made to the Company's most senior officers are made exclusively by the Compensation Committee. Neither the 1996 Stock Option and Incentive Plan nor the Employee Stock Option Program provides for specific quantitative criteria for weighing these factors. Rather, a decision to grant an option or award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the grantee.

   401(k) Plan. The Company established a plan in September 1996, pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), for the benefit of employees. The Company's executive officers are permitted to participate on the same basis as other employees of the Company.

   Chief Executive Officer Compensation. The Company has entered into an employment agreement with Mr. Howard S. Jonas, dated as of April 1, 1999, providing for a minimum annual base salary of $200,000 which may be increased, but not decreased, during the term of the agreement. Mr. Jonas's compensation for Fiscal 2000 was $201,868. Mr. Jonas's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Jonas's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company. Mr. Jonas did not receive a bonus or any grants or awards of stock options in Fiscal 2000.


                             THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

                             Meyer A. Berman
                             J. Warren Blaker

                           Performance Graph of Stock

   The following chart sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Company's Common Stock from the date of the Company's initial public offering (March 15, 1996) through July 31, 2000, as well as the cumulative total return on (i) the Nasdaq National Market Composite Index, (ii) Standard & Poor's Smallcap 600 Index and (iii) the Nasdaq Telecommunications Index. In the immediately preceding fiscal year, the Company used a composite industry index derived from the average returns of each of the Nasdaq Computer, Nasdaq Telecommunications Indices, and the Nasdaq National Market each weighted according to the approximate percentage of total revenues from each of the Company's operations. For Fiscal 2000, the Company has decided to provide separate information with respect to the each of its telecommunications and Internet access operations, given the respective percentage of revenues derived from the operation of each. The stock price performance on the graph below is not necessarily indicative of future price performance.(1)

                 COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
          AMONG IDT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                           THE S&P SMALLCAP 600 INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                  [LINE CHART]

                                              Cumulative Total Return
                            ---------------------------------------------------------
                             3/15/96     7/96      7/97       7/98     7/99     7/00

IDT CORPORATION               100.00   106.98     77.91     225.58   183.72   334.31
NASDAQ STOCK MARKET (U.S.)    100.00    98.85    145.86     171.65   245.32   349.26
S & P SMALLCAP 600            100.00   100.07    138.99     150.16   157.44   177.23
NASDAQ TELECOMMUNICATIONS     100.00    99.47    132.71     219.84   337.93   344.19

   *  $100 INVESTED ON 3/15/96 IN STOCK
      OR ON 2/29/96 IN INDEX - INCLUDING
      REINVESTMENT OF DIVIDENDS
      FISCAL YEAR ENDING JULY 31.


---------------
(1) 5.1% of the Company's revenues for the fiscal year ended July 31, 2000 consisted of revenues from Net2Phone. There are no indices applicable directly to Internet telephony. For purposes of the performance graph, Internet telephony revenues were counted as part of the Company's revenues from telecommunications services (93.5% telecommunications and 5.1% Internet telephony). Therefore, the performance graph assumes that 98.6% of the Company's revenues during the relevant periods were derived from telecommunications services, and that 1.4% of the Company's revenues were derived from Internet access services and other sources.

PROPOSAL NO. 2


                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
                     1996 STOCK OPTION AND INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

   The Company's stockholders are being asked to approve amendments to the Company's 1996 Stock Option and Incentive Plan, as amended and restated (the "Plan"), which will effect the following changes: (i) permit the grant of awards of (or with respect to) shares of Class B Common Stock under the Plan,
(ii) reserve 3,300,000 shares of Class B Common Stock for the grant of awards under the Plan and (iii) certain technical amendments to the Plan.

   The Board of Directors adopted, subject to stockholder approval, the proposed amendments on May 24, 2000 (with respect to clause (i) above and 300,000 of the 3,300,000 shares described in clause (ii) above) and September 12, 2000 (with respect to clause (iii) above and 3,000,000 of the 3,300,000 shares described in clause (ii) above).

   The holders of shares of Class B Common Stock are entitled to one-tenth (1/
10th) of a vote per share. Shares of Class B Common Stock may be converted, at any time at the option of the Company, into one share of Common Stock provided that all shares of Class B Common Stock are so converted. The rights of holders of shares of Class B Common Stock and Common Stock are identical except for voting and conversion rights.

   The primary purpose of the amendments is to create a sufficient reserve of Class B Common Stock for future awards needed to attract and retain the services of key employees, directors and consultants of the Company. The Board of Directors believes that, under certain circumstances, Class B Common Stock award grants under the Plan will be preferable to Common Stock award grants because holders of Common Stock will suffer less dilution to the extent that the Company issues shares of Class B Common Stock instead of Common Stock.

   Under the terms of the Plan, a stockholder vote is not required for amendment of the Plan. However, the proposed amendments are being submitted for a stockholder vote in order to enable the Company to grant options which are incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and because such approval may be required or advisable in connection with (i) the provisions set forth in Section 162(m) of the Code relating to the deductibility of certain compensation and (ii) the rules and regulations applicable to companies which are Nasdaq National Market issuers.

   The following description of the Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Plan, as proposed to be amended. A copy of the Plan, as proposed to be amended, is attached hereto as Exhibit A.

DESCRIPTION OF THE PLAN

   Pursuant to the Plan, key employees, directors and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Options granted under the Plan may be ISOs, or non-qualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during the term of the Plan. Restricted stock may be granted in addition to or in lieu of any other award made under the Plan.

   As of October 27, 2000, 10 executive officers, approximately 1,270 other employees, 3 consultants and 6 non-employee directors were eligible to participate in the Plan.

   The maximum number of shares of Common Stock and Class B Common Stock reserved for the grant of awards under the Plan is 6,300,000 and 3,300,000 (including the 3,300,000 shares of Class B Common Stock reserved subject to approval by the stockholders as part of this Proposal), respectively. Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued capital stock or from capital stock reacquired by the Company.

   As of July 31, 2000, options covering all of the shares of Common Stock reserved for issuance under the Plan have been granted. As of such date, options covering 143,500 shares of Class B Common Stock have been granted under the Plan, subject to stockholder approval.

   The Plan is administered by the Compensation Committee of the Board. Subject to the provisions of the Plan, the Compensation Committee will determine the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Company and such other factors as the Compensation Committee shall deem relevant.

   An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" of the Company (as defined in the Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock or Class B Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control," a "Corporate Transaction" or a "Related Entity Disposition" (in each case, as defined in the Plan).

   The Plan provides for automatic formula option grants to eligible non-employee directors of the Company. Options to purchase 10,000 shares of Common Stock were granted to each non-employee director upon the consummation of the Company's initial public offering in March 1996 and options to purchase 10,000 shares of Class B Common Stock will be granted to each new non-employee director upon such director's initial election and qualification for the Board. In addition, if the stockholders approve this Proposal, options to purchase 10,000 shares of Class B Common Stock will be granted annually to each non-employee director on the anniversary date of each such director's election to the Board. Each option will have an exercise price equal to the Fair Market Value of a share of Class B Common Stock on the date of grant. All such options granted to non-employee directors will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, unless otherwise agreed to by the Company, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the non-employee director's termination of directorship other than for "Cause" (as defined in the Plan) or (iii) three months following the non-employee director's termination of directorship for Cause.

   Prior to the amendments which are the subject of this Proposal, options to purchase 10,000 shares of Common Stock were granted annually to each non-employee director on December 15th of each year.

   The Plan also permits the Compensation Committee to grant SARs and/or LSARs with respect to all or any portion of the shares of Common Stock or Class B Common Stock covered by options. Generally, SARs may be exercised only at such time as the related option is exercisable and LSARs may be exercised only during the 90 days immediately following a Change in Control except that, in the case of an "Insider" (as defined in the Plan), (i) an SAR and an LSAR must be held for at least six months before it becomes exercisable and (ii) an LSAR must automatically be paid out in cash. LSARs will be exercisable only if, and to the extent, that the option to which the LSARs relate is then exercisable, and if such option is an ISO, only to the extent the Fair Market Value per share of Common Stock or Class B Common Stock, as applicable, exceeds the option price.

   Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash, Common Stock or Class B Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock or Class B Common Stock, as applicable, on the date the SAR is exercised over (ii) the exercise price per share of the option to which the SAR relates.

   Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Common Stock or Class B Common Stock, as applicable, during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable:
(1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Common Stock or Class B Common Stock, as applicable, in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company's assets, approved by the Company's stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Common Stock or Class B Common Stock, as applicable, shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock or Class B Common Stock, as applicable, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

   When an SAR or LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

   The Plan further provides for the granting of restricted stock awards, which are awards of Common Stock or Class B Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the "restricted period"). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

   During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him or her. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

   During any one calendar year, no grantee may be granted options to acquire more than an aggregate of 1,000,000 shares of Common Stock and Class B Common Stock or be awarded more than 1,000,000 shares of restricted stock (in each case subject to adjustment as provided in the Plan).

   The Board may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

   No awards may be granted under the Plan after the tenth anniversary of its initial adoption.

   ISOs (and any related SARs) are not assignable or transferable except by the laws of descent and distribution. Non-qualified stock options (and any SARs or LSARs related thereto) may be transferred to the extent permitted by the Compensation Committee. If the stockholders approve this Proposal, holders of non-qualified stock options (and any SARs or LSARs related thereto) granted after October 31, 2000 will be permitted to transfer such non-qualified stock options for no consideration to such holder's "family members" (as defined in Form S-8) without the prior approval of the Compensation Committee. Prior to the amendments which are the subject of this Proposal, no non-qualified stock options (nor SARs or LSARs related thereto) could be transferred without the prior approval of the Compensation Committee.

   Options and Awards under the Plan. The Company cannot now determine the number of options or awards to be granted in the future under the Plan to officers, directors and employees.

   For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the table below shows the number of shares of Common Stock and Class B Common Stock subject to options granted under the Plan during Fiscal Year 2000.

          STOCK OPTIONS GRANTED UNDER THE PLAN IN THE LAST FISCAL YEAR


                                                                                    Number of Shares of
                                                             Number of Shares of          Class B
                                                                Common Stock           Common Stock
Name and Principal Position                                  Underlying Options     Underlying Options
---------------------------                                  ------------------     ---------------------

Howard S. Jonas.. .......................................                      0             0
 Chief Executive Officer,
Chairman of the Board and Treasurer

James A. Courter. .......................................                      0             0
 President and Vice Chairman of the Board

Hal Brecher...... .......................................                      0             0
 Chief Operating Officer and Director

Stephen R. Brown. .......................................                      0             0
 Chief Financial Officer and Director

Executive Group.. .......................................                      0             0

Non-Executive Director Group ............................                 60,000(1)          0

Non-Executive Officer Employee Group ....................              1,413,200          143,500

---------------
(1) Options to purchase 10,000 shares of Class B Common Stock will be granted annually to each non-employee director in accordance with the terms of the Plan.

Federal Income Tax Consequences of Awards Granted under the Plan.

   The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the Plan.

   Incentive Stock Options. ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal "alternative minimum tax," which depends on the participant's particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

   Further, if after exercising an ISO, a participant disposes of the Common Stock or Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock or Class B Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period--thereby making a "disqualifying disposition"--the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

   A participant who exercises an ISO by delivering Common Stock or Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares.

   The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock or Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

   Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR (including an LSAR) will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock or Class B Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

   The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock or Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

   A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

   If a participant exercises an NQSO by delivering shares of Common Stock or Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

   Other Awards. With respect to other awards under the Plan that are settled either in cash or in shares of Common Stock or Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock or Class B Common Stock received.

   With respect to awards under the Plan that are settled in shares of Common Stock or Class B Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture--absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")--a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock or Class B Common Stock, as applicable, as of that date over the price paid for such award, if any.

   The ordinary income recognized with respect to the receipt of cash, shares of Common Stock, Class B Common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes.

   The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

   Change in Control. In general, if the total amount of payments to a participant that are contingent upon a "change of control" of the Company
(as defined in Section 280G of the Code), including awards under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such participant's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

   Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and LSARs granted under the Plan should qualify for the performance-based compensation exception to Section 162(m).


                        THE BOARD RECOMMENDS A VOTE FOR
           APPROVAL OF THE AMENDMENTS TO THE PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3


                  APPROVAL OF THE GRANT OF OPTIONS TO PURCHASE
                  SHARES OF THE COMPANY'S CLASS B COMMON STOCK
                TO CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY

   A proposal has been submitted to the Company's stockholders to approve the actions of the Compensation Committee of the Board in granting options to purchase up to an aggregate of 820,000 shares of the Company's Class B Common Stock to the officers and directors of the Company set forth below.

   On February 1, 2000, the Compensation Committee of the Board approved, subject to the approval of the stockholders of the Company, the grant of options to purchase 180,000 shares of Class B Common Stock to Morris Lichtenstein, options to purchase 120,000 shares of Class B Common Stock to each of Stephen Brown, Michael Fischberger and Geoffrey Rochwarger, options to purchase 80,000 shares of Class B Common Stock to Moshe Kaganoff and options to purchase 50,000 shares of Class B Common Stock to each of Hal Brecher, James Courter, Marc Knoller and Joyce Mason.

   The options were not granted pursuant to the terms of the Plan. Each of the options has an exercise price of $20.875 per share. Approximately one-sixth of each option is exercisable as of August 1, 2000, an additional approximately one-sixth becomes exercisable on each of February 1, 2001, August 1, 2001, February 1, 2002 and August 1, 2002, and the options become exercisable in full on February 1, 2003.

   Each of the option grants are subject to the terms of an agreement substantially in the form of Exhibit C hereto. The agreements incorporate the terms of the Plan which are described in the discussion of Proposal No. 2 above.

   The options terminate three months following the termination of the grantee's employment with the Company for any reason other than death, disability or retirement and 180 days following the death, disability or retirement of the grantee. The options are not transferable by the grantee other than to immediate family members or trusts or other entities created for estate planning purposes.


                        THE BOARD RECOMMENDS A VOTE FOR
            APPROVAL OF THE GRANT OF THE OPTIONS AS DESCRIBED ABOVE.

PROPOSAL NO. 4


              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS

   The stockholders will be asked to approve the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 2001.

   Ernst & Young LLP has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors. In the event that the ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                   FOR THE FISCAL YEAR ENDING JULY 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to the Company, all such required reports were filed on a timely basis in Fiscal 2000, subject to the following exceptions: Mr. Stephen R. Brown, the Company's Chief Financial Officer, inadvertently failed to file a timely report with respect to one transaction that occurred in January of 2000.

Submission of Proposals for the 2001 Meeting of Stockholders

   Stockholders who wish to present proposals for inclusion in the Company's proxy materials in connection with the 2001 Annual Meeting of Stockholders must submit such proposals in writing to the General Counsel and Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102 not later than April 17, 2001. In addition, any stockholder proposal submitted with respect to the Company's 2001 Annual Meeting of Stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company's General Counsel and Secretary not less than 45 days prior to the day on which notice of the date of the annual meeting was mailed.

Other Matters

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                             BY ORDER OF THE BOARD OF DIRECTORS

November 14, 2000
                             /s/ JOYCE J. MASON


                             Joyce J. Mason
                             General Counsel and Secretary

                                                                      Exhibit A


                                IDT CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN
                           (As Amended and Restated)

1. Purpose; Types of Awards; Construction.

   The purpose of the IDT Corporation 1996 Stock Option and Incentive Plan (the "Plan") is to provide incentives to executive officers, other key employees, directors and consultants of IDT Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated:

   (a) "Agreement" shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

   (b) "Board" shall mean the Board of Directors of the Company.

   (c) "Change in Control" means a change in ownership or control of the Company effected through either of the following:

       (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
   (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

       (ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

   (d) "Class A Common Stock" shall mean shares of Class A common stock, par value $.01 per share, of the Company.

   (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (f) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

   (g) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company, or, if determined by the Committee and set forth in an Agreement, shares of class B common stock, par value $.01 per share, of the Company.

   (h) "Company" shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

   (i) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

   (j) "Corporate Transaction" means any of the following transactions:

      (i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity)
   80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities;
   or

      (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

   (k) "Disability" shall mean a Grantee's inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

   (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

   (m) "Fair Market Value" per share as of a particular date shall mean (i) the closing sale price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

   (n) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

   (o) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

   (p) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock, which occurred in March 1996.

   (q) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

   (r) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

   (s) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

   (t) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

   (u) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock.

   (v) "Option Agreement" shall have the meaning set forth in Section 6.

   (w) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

   (x) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (y) "Plan" means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

   (z) "Related Entity" means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

   (aa) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

   (bb) "Restricted Period" shall have the meaning set forth in Section 11.

   (cc) "Restricted Stock" means shares of Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

   (dd) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

   (ee) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

   (ff) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

   (gg) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (hh) "Tax Event" shall have the meaning set forth in Section 17.

   (ii) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Administration.

   (a) The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "non-employee directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

   (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   (c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4. Eligibility.

   Awards may be granted to executive officers, other key employees, directors and consultants of the Company. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock.

   (a) The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 9,600,000, of which 6,300,000 shall be shares of common stock and 3,300,000 shall be shares of Class B common stock, in each case subject to adjustment as provided in Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

   (b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

   (c) In no event may a Grantee be granted during any calendar year Options to acquire more than 1,000,000 shares of Common Stock or more than 1,000,000 shares of Restricted Stock, in each case subject to adjustment as provided in Section 12 hereof.

6. Terms and Conditions of Options.

   (a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

   (b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

   (c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

   (d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

   (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

   (f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

   (g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee's termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that Options granted after November 17, 1998 may be exercised within three (3) months after the date of termination (or such different period as the Committee shall prescribe).

   (h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a

Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

   (i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8. Incentive Stock Options.

   Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof:

   (a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

   (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9. Stock Appreciation Rights.

   The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however, that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

   (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

   (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right (i) until six (6) months have elapsed from the date of grant or (ii) during the period beginning two weeks prior to the end of each of the Company's fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

   (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price of the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

   (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

   (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) may be made solely in whole shares of Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10.   Limited Stock Appreciation Rights.

   The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such
Agreement:

   (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

   (b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences (or unless otherwise approved by the Committee), a Limited Right granted to a Grantee who is an Insider must be (x) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (y) automatically paid out in cash to the Insider upon the occurrence of a Change in Control or a Corporate Transaction (provided such six (6) month holding period requirement has been met).

   (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

      (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in clause (i) of the definition of "Change in Control" (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

      (ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of "Corporate Transaction" (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

      (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of "Change in Control" or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

   Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

   (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

      (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised.

      (ii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the related option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

      (iii) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

      (iv) The term "Merger Spread" as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

      (v) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or
   (2) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

   (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.   Restricted Stock.

   The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

   (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

   (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary.

   (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

   (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in
Section 13. The

Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

12.   Effect of Certain Changes.

   (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Common Stock available for awards under the Plan, (iii) the number of such shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (b) CHANGE IN COMMON STOCK. In the event of a change in any of the common stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

13.   Corporate Transaction; Change in Control; Related Entity Disposition.

   (a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

   (b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

   (c) RELATED ENTITY DISPOSITION. With respect only to awards granted under the Plan after November 17, 1998, the Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer; provided, however, that no such award shall vest pursuant to this Section 13(c) in connection with a Related Entity Disposition consummated prior to November 17, 2000 if such vesting would defeat the ability to account for such transaction as a "pooling" under generally accepted accounting principles. The Continuous Service of a Grantee shall not be deemed to terminate if an outstanding award is assumed by the surviving corporation or its parent entity in connection with a Related Entity Disposition.

14.   Non-Employee Director Options.

   The provisions of this Section 14 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

   (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 14. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this
Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

   (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the offering price of the Common Stock in connection with the Initial Public Offering.

   (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

   (d) ANNUAL GRANTS. Each Non-Employee Director who was initially elected to the Board prior to the Initial Public Offering shall automatically be granted an Option to purchase 10,000 shares of Class B Common Stock on each anniversary date of the Initial Public Offering. Each Non-Employee Director who was initially elected to the Board after the Initial Public Offering shall automatically be granted an Option to purchase 10,000 shares of Class B Common Stock on each anniversary of their election to the Board. The Options granted under this paragraph shall be granted without action by the Committee. The Option Price shall equal the Fair Market Value of the Class B Common Stock as of the date of grant.

   (e) VESTING. Each option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6(f), 6(g) and 6(h) hereof shall not apply to Options granted to Non-Employee Directors.

   (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 14.

   (g) DEFINITION OF "CAUSE." For purposes of this Section 14, "cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

15.   Period During which Awards May Be Granted.

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from February 7, 1996, the date the Plan was initially adopted by the Board.

16.   Transferability of Awards.

   (a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

   (b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) granted after October 31, 2000 shall be transferable by a Grantee as a gift to the Grantee's "family members" (as defined in Form S-8) without prior approval of the Committee; provided that written evidence of such assignment is provided to the Committee and the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

   (c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

17.   Agreement by Grantee regarding Withholding Taxes.

   If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

18.   Rights as a Stockholder.

   Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

19.   No Rights to Employment.

   Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

20.   Beneficiary.

   A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

21.   Stockholder Approval; Amendment and Termination of the Plan.

     (a) STOCKHOLDER APPROVAL. The Plan initially became effective when adopted by the Board on February 7, 1996 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company's stockholders on February 27, 1997. In December 1997, the Board submitted to the Company's stockholders for approval an amendment authorizing an additional 1,000,000 shares for awards under the Plan, making a total of 3,300,000 shares authorized for awards. On September 28, 1998, the Board authorized an additional 1,000,000 shares for awards under the Plan, on November 20, 1998, the Board approved the Plan, as amended and restated herein, and on November 23, 1998 the Executive Committee approved the further increase of 500,000 shares, bringing the total number of shares authorized for issuance under the Plan to 4,800,000 shares. The Company's stockholders approved the September and November 1998 increases in December 1998 and an additional increase of 1,500,000 shares of Common Stock in December 1999. On May 24, 2000, the Board authorized 300,000 shares of the Company's Class B Common Stock for awards under the Plan, subject to stockholder approval. On September 12, 2000, the Board authorized an additional 3,000,000 shares of the Company's Class B Common Stock for awards under the Plan, subject to stockholder approval.

   (b) AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained. The amendment of Section 6(g) (extending the post-termination exercise period of Options from thirty (30) days to three (3) months) and the addition of Section 13(c) in respect of Related Entity Dispositions shall apply prospectively only to Options granted after November 17, 1998, the date that the Plan, as amended and restated herein, was adopted by the Board.

22.   Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                                                      Exhibit B


                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                IDT CORPORATION

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible. In order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

   o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

   o Meet with the independent auditors and financial management of the corporation, prior to the filing of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K, to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

   o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

   o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

   o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

   o Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

   o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

   o Review accounting and financial human resources and succession planning within the company.

   o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

   o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                      Exhibit C


                                    FORM OF
                             STOCK OPTION AGREEMENT
                            FOR CLASS B COMMON STOCK

   This STOCK OPTION AGREEMENT (this "Agreement") is entered into as of ____ ____, ____, by and between IDT Corporation, a Delaware corporation (the "Company"), and ____ (the "Employee").

   WHEREAS, the Company desires to grant to the Employee options to acquire an aggregate of ____ shares of Class B Common Stock of the Company, par value $.01 per share (the "Stock"), on the terms set forth herein.

   NOW, THEREFORE, the parties hereby agree as follows:

   1. Definitions. Capitalized terms are defined herein.

   2. Grant of Options. The Employee is hereby granted stock options (the "Options") to purchase an aggregate of __ shares of Stock, pursuant to the terms of this Agreement.

   3. Term. The term of the Options (the "Option Term") shall be for ten (10) years commencing on ____ ____, ____ and terminating on ____ ____, ____.

   4. Option Price. The initial exercise price per share of the Options shall be $__.__, subject to adjustment as provided herein.

   5. Conditions to Exercisability. The Options shall vest and become exercisable on __ __, __ if the Employee continues to be employed by or acts as a Consultant to or a Director of the Company or any of its subsidiaries on such date.

   6. Method of Exercise. An Option may be exercised, as to any or all full shares of the Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Stock with respect to which the Option is being exercised.

   7. Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Stock (whether then owned by the Employee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Stock, including a cashless exercise procedure through a broker-dealer.

   8. Termination. Except as provided in this Section 8 and in Section 9 hereof, an Option may not be exercised unless the Employee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Employee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Employee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Employee that are exercisable at the time of Employee's termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after the date of such termination (or such different period as the Compensation Committee of the Company (the "Committee") shall prescribe).

   9. Death, Disability or Retirement of Employee. If the Employee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Employee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 8 hereof), or if the Employee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to the Employee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Employee or by the Employee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Employee, at any time within 180 days after the death or Disability of the Employee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Employee shall terminate on account of such Employee's Retirement, all Options of the Employee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

   10. Withholding Taxes. No later than the date of exercise of an Option, the Employee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Employee. The withholding obligation may be satisfied by the withholding or delivery of the Stock.

   11. Terms Incorporated by Reference Herein. Each of the terms of the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated ("Plan"), as in effect as of the date hereof, shall be deemed to govern the Options granted hereunder, as if the Options had been granted pursuant to the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern.

   12. Transferability of Options. Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than to an immediate family member of Employee or to a trust or other estate planning entity created for the benefit of the Employee or one or more members of his immediate family as provided for under the Plan, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

   13. Entire Agreement. This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

   14. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

   15. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

         IDT Corporation
         520 Broad Street
         Newark, New Jersey 07102
         Attention: Shari Gordon
                    Options Administrator

   All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:

          ----------------------------------------

          ----------------------------------------

          ----------------------------------------

          ----------------------------------------

   Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

   16. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

   17. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

   18. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

   19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Employee has hereunto set his hand all as of the date first above written.

                             IDT Corporation


                             By:
                                ----------------------------------------
                                 Name:
                                 Title:


                             By:
                                ----------------------------------------
                                 Employee:
                                 Telephone: